Exhibit 7.1

AGREEMENT REGARDING JOINT FILING

OF STATEMENT ON SCHEDULE 13D

Each of the undersigned hereby acknowledges and agrees, pursuant to the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, with respect to the beneficial ownership of the undersigned of shares Common Stock of Data I/O Corporation, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.

Date:  November 12, 2019

DH PARTNERS, LLC

By Delafield Hambrecht, Inc., its Manager

By:	/s/ John D. Delafield
John D. Delafield, President
Delafield Hambrecht, Inc.

DELAFIELD HAMBRECHT PARTNERS FUND, LP

By DH Partners, LLC, its General Partner

By Delafield Hambrecht, Inc., Manager of DH Partners, LLC

By:	/s/ John D. Delafield
John D. Delafield, President
Delafield Hambrecht, Inc.

DELAFIELD HAMBRECHT, INC.

By:	/s/ John D. Delafield
John D. Delafield, President

JOHN D. DELAFIELD

/s/ John D. Delafield